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                                                                    Exhibit 10.1

                                                                   SERIES 1996-1

                              MANAGEMENT AGREEMENT

         THIS MANAGEMENT AGREEMENT (this "Agreement") made and entered into this 1st day of August, 1996, by and between ______, a(n) ______ limited partnership ("Owner"), and LEXFORD PROPERTIES, INC. ("Manager") relating to an apartment complex of similar name (the "Property").

                              W I T N E S S E T H:
                              --------------------

         Owner desires to employ Manager in the management and operation of the Property by turning over to Manager all control and discretion in the operation, direction, management and supervision of the Property, and Manager desires to assume such control and discretion upon the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants herein contained, Owner and Manager agree as follows:


                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

         The following terms shall have the following meanings when used in this
Agreement:

         1.01. BUDGET. A composite of (i) an Operations Budget, which shall be an estimate of revenues and expenditures for the operation of the Property during a Fiscal Year, including a schedule of expected apartment rentals (excluding security deposits) for the period in question and a schedule of expected special repairs and maintenance projects, and (ii) a Capital Budget, which shall be an estimate of capital replacements, substitutions of, and additions to, the Property for a Fiscal Year.

         1.02. DEPOSITORY. A national or state bank qualified to engage in the banking or trust business designated by Manager and approved by Owner.

         1.03. FEE. The MANAGEMENT FEE payable each month by Owner to Manager hereunder shall be an amount equal to five percent (5%) of the Gross Receipts of the Property; or a minimum sum of $N/A per month, effective N/A, whichever is greater. The BOOKKEEPING FEE for general bookkeeping, recording of receipts and disbursements, check writing and bank account reconciliations, preparation of monthly statements of cash receipts and disbursements and other required bookkeeping functions shall be Three Hundred Fifty Dollars ($350.00) per month. Manager may, at its option, from time to time (but not more often than annually) adjust the Bookkeeping Fee in order to reflect any increase in the cost of living index from the date of this agreement through the date of such adjustment. Any such adjustment shall be effective on a prospective basis, only. The PERFORMANCE FEE shall be Two Dollars ($2.00) per apartment for each month in which the Manager collects not less than ninety-six percent (96%) of the potential gross revenue by the end of


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such month. Model apartments, the on-site office and the discounted value of
Property Employees apartments, shall be considered included in the collected gross revenue at their current market value for purposes of determining the percentage collected. The Owner agrees that the above payments due to Manager can and shall be deducted from collected rental receipts.

         1.04. FISCAL YEAR. The year beginning January 1st and ending December 31st, which is the fiscal year established by Owner for the Property.

         1.05. GROSS RECEIPTS. The entire amount of all receipts, determined on a cash basis, from tenant rentals collected pursuant to tenant leases for each month during the term hereof, provided, however, that there shall be excluded from tenant rentals any tenant security deposits received from tenants.

         1.06. PROPERTY EMPLOYEES. Those persons employed by Manager, and/or by an affiliate of Manager, as a management staff (i.e. Manager, Assistant Managers, Leasing Agents, Maintenance Personnel, and other personnel necessary to be employed in order to maintain and operate the property).

         1.07. TERM. The term of this Agreement shall commence on the date hereof and shall, subject to the provisions hereof, expire five (5) years from the date hereof (the "Original Term"); provided, however, that Owner may terminate this Agreement at any time pursuant to Section 7.05. Such term shall automatically be extended for additional terms of one (1) year commencing on the expiration of the Original Term (each additional term hereinafter referred to as an "Additional Term"), subject to Section 7.05, unless Owner has given notice to Manager thirty (30) days prior to such commencement thereof that there shall be no Additional Term.


                                   ARTICLE II

                          DUTIES AND RIGHTS OF MANAGER
                          ----------------------------

         2.01. APPOINTMENT OF MANAGER. During the term of this Agreement, Manager agrees, for and in consideration of the compensation hereinafter provided, and Owner hereby grants to Manager the sole and exclusive right, to supervise and direct the management and operation of the Property. Everything performed by Manager under this Agreement shall be done as agent of Owner.

         2.02. GENERAL OPERATION. Manager shall operate the Property in the same manner as is customary and usual in the operation of comparable facilities, and shall provide such services as are customarily provided by operators of apartment properties of comparable class and standing consistent with the Property's facilities. In addition to the other obligations of Manager set forth herein, Manager shall render the following services and perform the following duties for Owner in a faithful, diligent and efficient manner: (a) coordinate the plans of tenants for moving their personal effects into the Property or out of it, with a view toward scheduling such movements so that there shall be a minimum of inconvenience to other tenants; (b) maintain business like relations with tenants whose service requests shall be received, considered and recorded in systematic fashion in

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order to show the action taken with respect to each; (c) use its best efforts to
(i) collect all monthly rents due from tenants and rent from users or lessees of other non-dwelling facilities on the Property, if any; (ii) request, demand, collect, receive and receipt for any and all charges or rents which become due to Owner, and (iii) take such legal action, at Owner's expense, as may be necessary or desirable to evict tenants delinquent in payment of monthly rental, other charges (security deposits, late charges, etc.); (d) use its best efforts at all times during the term of this Agreement to operate and maintain the Property according to the highest standards achievable consistent with the operation of comparable quality units; (e) advertise when necessary, at Owner's expense, the availability for rental for the Property units and display "for rent" or other similar signs upon the Property, it being understood that Manager may install one or more signs on or about the Property stating that same is under management of Manager and may use in a tasteful manner Manager's name and logo in any display advertising which may be done on behalf of the Property; and
(f) sign, renew and cancel tenant leases for the Property, in compliance with standards established by Owner to bona fide individuals, for monthly rentals established from time to time by Owner, based on Manager's recommendations; provided, however, that Property Employees, as a condition of employment, may occupy apartment units on a month-to-month basis with or without an executed tenant lease.

         2.03.    BUDGET.
                  -------

                  (a) Manager shall submit for Owner's approval no later than forty-five (45) days prior to the beginning of each successive Fiscal Year the Budget for the ensuing Fiscal Year. The Budget shall be approved by Owner fifteen (15) days after receipt, and in the event Owner fails to approve or disapprove the Budget within such period, the Budget shall be deemed to be approved. In the event Owner disapproves the Budget, Owner and Manager shall jointly prepare the Budget as soon as may be reasonably practicable. Until a new Budget is approved, Manager shall operate on the Budget approved for the prior Fiscal Year, with the exception of expenses for personnel which must be increased based on existing competitive conditions and expenses relating to taxes, insurance and utilities. The Budget shall reflect the schedule of monthly rents proposed for the new Fiscal Year; it shall also constitute a major control under which Manager shall operate, and there shall be no substantial variances therefrom except for the variations which have complied with Section 2.06(a). Consequently, no expenses may be incurred or commitments made by Manager in connection with the maintenance and operation of the Property which exceed the amounts allocated to the total expenses for the period in question in the approved Budget by more than ten percent (10%) without the prior written consent of Owner; provided, however, that the foregoing limitation with respect to incurring any expense not covered by the Budget shall not apply to expenses relating to taxes, insurance or utilities. Manager makes no guaranty, warranty, or representation whatsoever in connection with the accuracy of any Budget, and Owner agrees that they are intended as good faith estimates only.

                  (b) In the event there shall be a substantial variance between the results of operations for any month and the estimated results of operations for such month as set forth in the Budget, Manager shall, upon request, furnish to Owner within twenty (20) days after the expiration of such month, a written explanation as to why the variance occurred.


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         2.04. MANAGER AND OTHER PERSONNEL. Manager, and/or an affiliate of
Manager, shall employ, discharge, and supervise all on-site employees or contractors required for the efficient operation and maintenance of the Property. All on-site personnel, except independent contractors and employees of independent contractors, shall be employees of Manager, and/or an affiliate of Manager. Manager, and/or an affiliate of Manager, shall pay all salaries of such on-site employees. Owner shall reimburse Manager, and/or an affiliate of Manager, monthly for the total aggregate compensation, including salary and fringe benefits, payable with respect to the Property employees and any temporary employees. The term "fringe benefits" as used herein, shall mean and include the employer's contribution to a defined contribution plan and of FICA, unemployment compensation and other employment taxes, worker's compensation, group life and accident and health insurance premiums and disability.

         If requested by Manager, Owner shall provide an apartment to a Property Employee on a discounted basis.

         2.05. CONTRACTS AND SUPPLIES. Manager shall, in the name of, and on behalf of, Owner and at Owner's expense, consummate arrangements with concessionaires, licensees, tenants or other intended users of the facilities of the Property, shall enter into contracts for the furnishing to the Property of electricity, gas, water, telephone, cleaning, vermin extermination, furnace and air-conditioning maintenance, pest control, and any other utilities, services and concessions which are provided in connection with the maintenance and operation of an apartment property in accordance with standards comparable to those prevailing in other apartment properties, and shall place purchase orders for such equipment, tools, appliances, materials and supplies as are necessary to properly maintain the Property.

         2.06.    ALTERATIONS, REPAIRS AND MAINTENANCE.

                  (a) Manager shall make or install, or cause to be made and installed, or do or cause to be done at Owner's expense and in the name of Owner, all necessary or desirable repairs, interior and exterior cleaning, painting and decorating, plumbing, alterations, replacements, improvements and other normal maintenance and repair work on and to the Property as are customarily made by Manager in the operation of apartment properties; provided, however, that no unbudgeted expenditure in excess of $1,000 per item or a total of $5,000 annually may be made for such purposes without the prior approval of Owner, unless emergency repairs involving manifest danger to life or property are immediately necessary for the preservation of the safety of the Property, or for the safety of the tenants, or are required to avoid the suspension of any necessary service to the Property, or are required to comply with local codes or laws in which event such expenditures may be made by Manager without the prior approval of Owner and irrespective of the cost limitations imposed by this Section 2.06.

                  (b) In accordance with the terms of the Budget or upon written demand and/or approval (except in the case of emergency) of Owner, Manager shall, at Owner's expense, from time to time during the term hereof, make all required capital replacements or repairs to the Property. Any extraordinary supervisory cost of Manager's or an affiliate of

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         Manager's employees shall be paid for by Owner pursuant to Section
         3.03. In regard to sums necessary to cover costs of such capital replacements or repairs, Manager shall first use any excess funds held pursuant to Section 4.05 and then from funds furnished by Owner.

         2.07. LICENSES AND PERMITS. Manager shall apply for, obtain and maintain, in the name and at the expense of, Owner, all licenses and permits (including deposits and bonds) required of Owner or Manager in connection with the management and operation of the Property. Owner agrees to execute and deliver any and all applications and other documents and to otherwise cooperate to the fullest extent with Manager in applying for, obtaining and maintaining such licenses and permits.

         2.08. COMPLIANCE WITH LAWS. Manager, at Owner's expense, shall use its best efforts to cause all such acts and things to be done in and about the Property as Owner and/or Manager shall deem necessary, and Owner covenants throughout the term of this Agreement, at its expense, to comply with all laws, regulations and requirements of any federal, state or municipal government, having jurisdiction respecting the use or manner of use of the Property or the maintenance or operation thereof.

         2.09. LEGAL PROCEEDINGS. Manager shall institute, in its own name or in the name of Owner, but in any event at the expense of Owner, any and all legal actions or proceedings which Manager deems reasonable to collect charges, rent or other income from the Property, or to dispossess tenants or other persons in possession, or to cancel or terminate any lease, license, or concession agreement for the breach thereof, or default thereunder, by the tenant, licensee or concessionaire.

         2.10. DEBTS OF OWNER. In the performance of its duties as Manager, Manager shall act solely as the agent of Owner. All debts and liabilities to third persons incurred by Manager in the course of its operation and management of the Property, shall be the debts and liabilities of Owner only, and Manager shall not be liable for any such debts or liabilities, except to the extent Manager has exceeded its authority hereunder.


                                   ARTICLE III

                                      FEES

         3.01. PAYMENT OF FEE. Owner shall pay to Manager, during the term hereof, the Management Fee, Bookkeeping Fee and Performance Fee for the current month on or before the last day of such month.

         3.02. PLACE OF PAYMENT. All sums payable by Owner to Manager hereunder shall be payable to Manager at 6954 Americana Parkway, Reynoldsburg, Ohio 43068-4551, unless Manager shall, from time to time, specify a different address in writing.

         3.03. COMPENSATION FOR ADDITIONAL SERVICES. In the event that Owner requests Manager to perform any services relating to (i) the restoration of the Property following fire or other damage

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or destruction, (ii) any major capital improvements program, or (iii) leasing activities for the Property, then Manager shall undertake such services for such fees as may be agreed upon by the parties.

         3.04. COMPUTER IMPLEMENTATION. Owner shall pay to Manager, at the time of conversion from the manual system to the computerized system, a fee of $500.00 for set up and training on the computer system, if the conversion has not been previously accomplished. Manager shall loan Property the necessary software, at its own expense, as long as this Agreement is in effect. Hardware will be furnished at Owner's expense and will remain the possession of the Property. Annual maintenance contracts for the computer software and hardware will be at Owner's expense.


                                   ARTICLE IV

               PROCEDURE FOR HANDLING RECEIPTS & OPERATING CAPITAL
               ---------------------------------------------------

         4.01. BANK DEPOSITS. All monies received by Manager for, or on behalf of, Owner shall be deposited by Manager with the Depository. Manager shall maintain accounts for such funds consistent with the system of accounting of the Property. All funds on deposit shall be and shall remain under the sole and exclusive control of Manager, subject to the provisions hereof. All monies of Owner held by Manager pursuant to the terms hereof shall be held by Manager in trust for the benefit of Owner to be held and disbursed as herein provided.

         4.02. SECURITY DEPOSIT ACCOUNT. All tenant security deposits shall be deposited in the Operating Account and shall be disbursed in accordance with the applicable lease agreements pursuant to which such deposits have been made. In the event that applicable law requires that tenant security deposits be held in a separate account, such account shall be established by Manager as approved by Owner.

         4.03. DISBURSEMENT OF DEPOSITS. Manager shall disburse and pay all funds on deposit on behalf of, and in the name of, Owner in such amounts and at such times as the same are required in connection with the ownership, maintenance and operation of the Property on account of all taxes, assessments and charges of every kind imposed by any governmental authority having jurisdiction over the Property, and all costs and expenses of maintaining, operating, and supervising the operation of the Property, including, but not limited to, salaries, fringe benefits and expenses of the Property Employees, insurance premiums, debt services, capital expenditures, legal and accounting fees and the cost and expense of utilities, services and concessions. Owner agrees to reimburse Manager for any costs of Manager's advertising staff that are allocable to the placement and/or creation of advertising for the Property, subject to Owner's approval, which will not be unreasonably withheld. Manager shall properly utilize all escrows and reserves established for their intended purposes and not use operating funds in lieu thereof other than as an advance to be promptly reimbursed.

         4.04. WORKING CAPITAL. In addition to the funds derived from the operation of the Property, Owner shall furnish and maintain in the operating accounts in such bank or banks such

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other funds as may be necessary to discharge financial commitments required to efficiently operate the Property, to meet all payrolls and satisfy, before delinquency, all accounts payable. Manager shall have no responsibility or obligation with respect to the furnishing of such funds.

         4.05. EXCESS FUNDS.

                  (a) Any excess operating funds shall be transferred at the written request of Owner to a bank account opened and maintained solely by Owner, provided that Manager shall not be required to make any such transfer if the transfer would reduce the balance of operating funds below those funds reasonably required to pay ongoing or anticipated operating expenses for one month; provided that Manager may maintain sufficient reserves to pay, when due, non-monthly recurring expenses such as real estate taxes and insurance premiums.

                  (b) Unless directed to transfer excess operating funds by Owner pursuant to subparagraph (a) above, Manager shall use its best efforts to keep any excess operating funds, including security deposits, in an interest-bearing account. All interest and income earned on deposits and investments shall constitute a part of Gross Receipts.

         4.06. AUTHORIZED SIGNATORIES. Any persons from time-to-time designated by Manager shall be authorized signatories on all bank accounts established by Manager hereunder and shall have authority to make disbursements from such accounts. Funds may be withdrawn from all bank accounts established by Manager in accordance with this Article IV, only upon the signature of two individuals who have been granted that authority by Manager and funds may not be withdrawn from such accounts by Owner unless Manager is in default hereunder. All persons who are authorized signatories or who in any way handle funds for the Property shall be bonded in the minimum amount of $500,000. Any expense relating to such bond for on-site employees shall be borne by Owner and for off-site employees, by Manager.


                                    ARTICLE V

                                   ACCOUNTING
                                   ----------

         5.01. BOOKS AND RECORDS. Manager shall keep, on an accrual basis, on behalf of Owner, or shall supervise and direct the keeping of a comprehensive system of office records, books and accounts pertaining to the Property. Such records shall be subject to examination at the office where they are maintained by Owner or its authorized agents, attorneys and accountants at all reasonable hours.

         5.02.    PERIODIC STATEMENTS AND AUDITS.

                  (a) On or before fifteen (15) days following the end of each calendar month, Manager shall deliver, or cause to be delivered, to Owner (i) an income and expense statement showing the results of operation of the Property for the preceding calendar month

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         and the Fiscal year to date; (ii) a comparison of income and expenses to the Budget; and (iii) cash balances for savings and operating accounts as of the last day of such month. Manager shall, at its option, (i) preserve all invoices for a period of four (4) years or
         (ii) at the expiration of each Fiscal Year, deliver all invoices to Owner. Such statements and computations shall be prepared from the books of account of the Property.

                  (b) Within forty-five (45) days after the end of such Fiscal Year, Manager will also deliver, or cause to be delivered, to Owner, an income and expense statement as of Fiscal Year end, and the results of operation of the Property during the preceding Fiscal Year.


                                   ARTICLE VI

                     GENERAL COVENANTS OF OWNER AND MANAGER
                     --------------------------------------

         6.01. OPERATING EXPENSES. Owner shall be solely liable for the costs and expenses of maintaining and operating the Property, and shall pay, or Manager shall pay on Owner's behalf from Property funds, all such costs and expenses, including, without limitation the salaries of all Property Employees.

         6.02. OWNER'S RIGHT OF INSPECTION AND REVIEW. Owner and its accountants, attorneys and agents shall have the right to enter upon any part of the Property at all reasonable times during the term of this Agreement for the purpose of examining or inspecting the Property or examining or making extracts of books and records of the Property, but any inspection shall be done with as little disruption to the business of the Property as possible. Books and records of the Property shall be kept, beginning the date hereof, at the Property or at the location where any central accounting and bookkeeping services are performed by Manager but at all times shall be the property of Owner.

         6.03. HOLD HARMLESS. Except for the grossly negligent acts or omissions of Manager and/or any employee or agent of Manager, and/or an affiliate of Manager, Owner agrees to hold and save Manager or an affiliate of Manager free and harmless for any error of judgment and from any and all claims for damage for bodily injury and for damage to, or destruction of, property arising from any cause either in and about the Property or elsewhere when Manager is carrying out the provisions of this Agreement or acting under the express or implied directions of Owner, including the loss of use of such property following and resulting from such damage or destruction. Owner's indemnification of Manager as provided herein shall survive the expiration or earlier termination of this Agreement.

         6.04. COVENANTS CONCERNING PAYMENT OF OPERATING EXPENSES. Owner covenants to pay all sums for operating expenses in excess of Gross Receipts required to operate the Property upon written notice and demand from Manager within thirty (30) days after receipt of written notice. Owner further recognizes that the Property may be operated in conjunction with other phases and costs may be allocated or shared between such phases on a more efficient and less expensive method

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of operation. In such regard, Owner consents to the equitable allocation of costs and/or the sharing of any expenses in an effort to save costs and operate the Property in a more efficient manner.

                                   ARTICLE VII

                         DEFAULTS AND TERMINATION RIGHTS
                         -------------------------------

         7.01. DEFAULT BY MANAGER. Manager shall be deemed to be in default hereunder in the event Manager shall materially fail to keep, observe or perform any material covenant, agreement, term or provision of this Agreement to be kept, observed or performed by Manager, and such default shall continue for a period of thirty (30) days after notice thereof by Owner to Manager, or if such default cannot be cured within thirty (30) days, then such additional period as shall be reasonable, provided Manager is capable of curing same and has proceeded to cure such default.

         7.02. REMEDIES OF OWNER. Upon the occurrence of an event of default by Manager as specified in Section 7.01 hereof, Owner shall be entitled to terminate this Agreement, and upon any such termination, Owner shall have the right to pursue any remedy it may have at law or in equity, it being expressly understood that although Owner shall have no further obligation to pay any Fee due hereunder, Manager shall remain liable for any losses suffered as a result of Manager's default and the resulting termination of this Agreement. Upon such termination, Manager shall deliver to Owner any funds, books and records of Owner then in the possession or control of Manager.

         7.03. DEFAULTS BY OWNER. Owner shall be deemed to be in default hereunder in the event Owner shall fail to keep, observe or perform any material covenant, agreement, term or provision of this Agreement to be kept, observed or performed by Owner, and such default shall continue for a period of thirty (30) days after notice thereof by Manager to Owner, or if such default cannot be cured within thirty (30) days, then such additional period as shall be reasonable, provided that Owner is capable of curing same and has proceeded to cure such default.

         7.04. REMEDIES OF MANAGER. Upon the occurrence of an event of default by Owner as specified in Section 7.03 hereof, Manager shall be entitled to terminate this Agreement, and upon any such termination by Manager pursuant to this Section 7.04, Manager shall have the right to pursue any remedy it may have at law or in equity, except that Owner shall continue to be obligated to pay and perform all of its obligations which have accrued as of the date of termination and provided further that the Fee payable under Section 3.01 shall continue to be paid through the date of termination.

         7.05. TERMINATION WITHOUT CAUSE. Notwithstanding any provision of this Agreement to the contrary, Manager may terminate this Agreement at any time without liability therefor by giving thirty (30) days written notice thereof to Owner. Notwithstanding any provision of this Agreement to the contrary, Owner may terminate this Agreement without cause, prior to the expiration of its stated term, only upon payment to Manager of the damages incurred by Manager as a consequence of such premature termination. The parties acknowledge that the actual damages incurred by Manager as a consequence of a termination by Owner without cause or a termination by Manager upon the occurrence of an event of default hereunder by Owner would be difficult or impossible to calculate with precision, and, therefore, the parties stipulate and agree that such damages shall be

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measured by (a) multiplying the compensation payable to Manager for the first full calendar month under the Original Term of this Agreement by sixty (60) (or in the case of any Additional Term, by twelve (12)) and (b) reducing the resulting amount (but not below zero) by the amount of all compensation actually paid to Manager pursuant to this Agreement since the commencement of such term. The parties intend the foregoing calculation to constitute a measure of liquidated damages, and not a penalty.

         7.06. EXPIRATION OF TERM. Upon the expiration of the Original Term or any Additional Term hereof pursuant to Section 1.07 hereof, unless sooner terminated pursuant to Section 7.03, 7.05, 9.09 or 9.12, Manager shall deliver to Owner all funds, including tenant security deposits, books and records of Owner then in possession or control of Manager, save and except such sums as are then due and owing to Manager hereunder.


                                  ARTICLE VIII

                                    INSURANCE
                                    ---------

         8.01. OWNER'S INSURANCE COVERAGE. Manager shall cause to be procured and maintained, to the extent requested by Owner, insurance coverage with regard to the Property. Manager shall promptly investigate and make a full written report as to all accidents or claims for damage relating to the ownership, operating and maintenance of the Property, including any damage or destruction to the Property and the estimated cost of repair, and shall cooperate and make any and all reports required by any insurance company in connection therewith. All general public liability and other liability policies carried by or for Owner shall name Owner and Manager as co-insureds.

         8.02. MANAGER'S INSURANCE COVERAGE. Pursuant to the provisions of
Section 4.03, Manager shall provide and maintain, so long as this Agreement is in force, worker's compensation, or similar insurance coverage, in full compliance with all applicable state and federal laws and regulations covering all employees of Manager, and/or an affiliate of Manager, performing work with respect to the Property operations.

         8.03.    SUBROGATION AND INDEMNITY OR DEDUCTIBLE PROVISIONS.

                  (a) Any insurance which is procured and maintained which in any way is related to the Property or the authorized activities connected therewith, is for the sole benefit of the party securing such insurance and others named as insureds and Manager and Owner hereby release the other from all rights of recovery under or through subrogation or otherwise for any loss or damage to the extent recovery is made from insurance. Any insurance which is procured and maintained by Manager insuring the interest and property of Owner and others may contain indemnity or deductible provisions and the cost of such provisions shall be borne by the Owner.

                  (b) Owner and Manager hereby waive against the other any and all claims and demands of whatsoever nature for damages, loss or injury to the other's property in, upon

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         or about the Property, except for claims and demands arising out of the gross negligence of willful misconduct of Owner, Manager, Manager's affiliate, or either of their respective agents, employees, officers or contractors.

                  (c) Owner shall indemnify and hold harmless Manager and Manager's agents, officers, employees, and employees of Manager affiliates, from any and all losses, costs, damage or expenses resulting or arising from the effecting and maintaining, or the failure to procure and maintain, any insurance coverage other than that specifically required by Owner, in writing, or as set forth herein to be maintained by Manager.


                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS
                            ------------------------

         9.01. GOVERNING LAW. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Ohio regardless of where the Property is located.

         9.02. NOTICES. Owner shall designate one person as Owner's representative in all dealings with Manager, who shall, until further notice, be the person whose name is indicated beneath Owner's address set forth on the signature page hereof. Any notice or communication hereunder must be in writing, and may be given by registered or certified mail, and if given by registered or certified mail, same shall be deemed to have been given and received when a registered or certified letter containing such notice, properly addressed, with postage prepaid, is deposited in the United States mail; and if given otherwise than by registered mail, it shall be deemed to have been given when delivered to and received by the party to whom it is addressed. Such notices or communications shall be given to the parties hereto at the addresses set forth opposite the names of the respective parties on the signature page hereof. Any party hereto may, at any time, by giving ten (10) days written notice to the other party hereto, designate any other address in substitution of the foregoing address to which such notice or communication shall be given.

         9.03. SEVERABILITY. If any term, covenant or condition of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or such other documents, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term, covenant or condition of this Agreement or such other documents shall be valid and shall be enforced to the fullest extent permitted by law.

         9.04. NO JOINT VENTURE OR PARTNERSHIP. Owner and Manager hereby agree that nothing contained herein or in any document executed in connection herewith shall be construed as making Manager and Owner joint venturers or partners. In no event shall Manager have any obligation or liability whatsoever with respect to any debts, obligations or liabilities of Owner.

         9.05. MODIFICATION/TERMINATION. This Agreement terminates any and all prior management agreements between Owner and Manager relating to the Property, and any amendment, modification, termination or release hereof may be effected only by a written instrument executed by Manager and Owner.

         9.06. ATTORNEYS' FEES. Should either party employ an attorney or attorneys to enforce any of the provisions hereof or to protect its interest in any manner arising under this Agreement, or to recover damages for the breach of this Agreement, the non-prevailing party in any action (the finality of which is not legally contested) agrees to pay to the prevailing party all reasonable costs, damages and expenses, including attorneys' fees, expended or incurred in connection therewith.

         9.07. TOTAL AGREEMENT. This Agreement is a total and complete integration of any and all undertakings existing between Manager and Owner and supersedes any prior oral or written agreements, promises or representations between them.

         9.08. APPROVALS AND CONSENTS. If any provision hereof requires the approval or consent of Owner or Manager to any act or omission, such approval or consent shall not be unreasonably withheld or delayed.

         9.09. CASUALTY. In the event that the Property, or any portion thereof, is substantially or totally damaged or destroyed by fire, tornado, windstorm, floor or other casualty during the term of this Agreement, Manager or Owner may terminate this Agreement upon giving the other party written notice of termination on or before the date which is thirty (30) days after the date of such casualty. In the event of termination pursuant to this Section 9.09, neither party hereto shall have any further liability hereunder.

         9.10. COMPETITIVE PROPERTIES. Manager may, individually or with others, engage or possess an interest in any other properties and ventures of every nature and description, including but not limited to, the ownership, financing, leasing, operation, management, brokerage, development and sale of real property and apartment properties other than the Property, whether or not such other ventures or properties are competitive with the Property, and Owner shall not have any right to the income or profits derived therefrom.

         9.11. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their permitted successors and assigns. Either Manager or Owner may assign this Agreement upon obtaining the other party's prior written consent; provided, however, that Manager shall be permitted to collaterally assign this Agreement to its lender.

         9.12. SALE OF THE PROPERTY. In the event the Property is sold, conveyed or transferred during the term hereof, Owner may assign this Agreement to the purchaser of the Property, subject to obtaining Manager's prior written consent. In the event of any termination of this Agreement by Owner as a result of a bona fide sale of the Property without the prior written consent of Manager,

Owner shall pay to Manager a termination fee equal to the amount due pursuant to
Section 7.05 to the extent that, as a result of the payment of such fee, distributions to limited partners of Owner are not thereby reduced.

         IN WITNESS WHEREOF, the parties hereto have executed this Management Agreement as of the day and year first above written.

ADDRESS:                                     OWNER:
6954 Americana Parkway
Reynoldsburg, Ohio 43068
                                             By:
ATTN: Paul R. Selid, Vice President             Managing General Partner

                                             By: /s/ Paul R. Selid
                                                 -----------------------------
                                                  Paul R. Selid, Vice President

ADDRESS:                                     MANAGER:
8615 Freeport Parkway
Suite 200                                    BY: LEXFORD PROPERTIES, INC.
Irving, TX 75063


ATTN: Pat Holder, President                  By: /s/ Pat Holder
                                                 -------------------------------
                                                     Pat Holder, President

                                                                    Exhibit 10.1

                              MANAGEMENT AGREEMENT
                              --------------------

         AGREEMENT dated this 1ST day of OCTOBER, 1992 between ___________________________ (hereinafter called "Owner") and CARDINAL APARTMENT MANAGEMENT GROUP, INC. (hereinafter called "Agent").

                               W I T N E S S E T H
                               -------------------

         WHEREAS, Owner wishes to employ Agent to manage its apartment complex hereafter named and Agent wishes to accept such employment on the terms and considerations herein contained. NOW, THEREFORE, the parties hereto agree as follows:

         1. The Owner hereby employs the Agent exclusively to rent, lease, operate and manage the property known as ______________________ Apartments (the "premises") for a period of five year(s), (the "Initial Term"), beginning on the 1ST day of OCTOBER, 1992, and ending on the 30TH day of SEPTEMBER, 1997, and thereafter for annual periods (the "Renewal Period") unless on or before sixty
(60) days prior to the expiration of the Initial Term, and such Renewal Period as the case may be, either party hereto shall notify the other in writing of an intention to terminate this Agreement, in which case this Agreement shall be terminated at the end of the Initial Term or such Renewal Term, as the case may be. Notwithstanding the foregoing, this Agreement may be terminated as provided in paragraph 4g hereto.

         2. The Agent accepts the employment and agrees:

                  (a) To use due diligence in the management of the premises for the period and upon the terms herein provided, and agrees to furnish the services of its organization to assist in the renting, operating and managing of the premises.

                  (b) To render monthly statements of receipts, expenses and charges and to remit to Owner receipts less disbursements. In the event the disbursements shall be in excess of the rents and other income collected by the Agent, the Owner hereby agrees to pay such excess promptly upon demand of the Agent. In connection herewith the Agent shall prepare an annual budget for the operation of this premises by November 1st of each year during the term hereof for the immediately succeeding calendar year and shall submit the same to Owner for its approval.

                  (c) To deposit all receipts collected for the Owner (less any sums properly deducted or otherwise provided herein) in a bank in a national or state institution qualified to engage in the banking or trust business, separate from Agent's personal account. Agent shall notify Owner of the location and title of such accounts. However, Agent will not be held liable in the event of bankruptcy or failure of a depository.

                  (d) The Agent's or Owner's employees who handle or are responsible for Owner's monies shall be bonded by a fidelity bond in an amount as determined by Agent on notice to Owner.

                  (e) To fully comply with the Fair Housing Act and all applicable laws, statutes, and ordinances of the United States, the State and the political subdivisions thereof in which the premises are located, it being understood that, except as provided in paragraph 4(a)(ii) hereof, Owner shall be responsible for any breaches thereof.

                  (f) To advise Owner on appropriate insurance coverage to be maintained for the premises, to assist Owner in obtaining such coverage and to make sure such coverage is in effect.

                  (g) To notify Owner of any liens or encumbrances affecting Owner's property of which Agent becomes aware.

         3. The Owner hereby gives to the Agent the following authority and powers and agrees to assume the expenses in connection herewith:

                  (a) To advertise the availability for rental of the premises or any part thereof, and to display "for rent" signs thereon; to sign, renew and/or cancel leases for the premises or any part thereof; (or to supervise Owner's employees in the course of signing); to collect rents due or to become due and give receipts therefore; to terminate tenancies and give receipts therefore; to terminate tenancies and to sign and serve in the name of the Owner such notices as are appropriate; to institute and prosecute legal actions to evict tenants to recover possession of said premises; to sue for and in the name of the Owner and recover rents and other sums due; and, when expedient, to settle, compromise and release such actions or suits or reinstate such tenancies. Any lease executed for the Owner and approved by the Agent shall not exceed 2 years.

                  (b) To make (or cause to be made and supervise) repairs and alterations, and to do decorating on said premises; to purchase supplies and pay all bills therefore. The Agent agrees to secure the prior approval of the Owner on all expenditures in excess of $1,000.00 for any one items, except monthly or recurring operating charges and/or emergency repairs in excess of the maximum, if in the opinion of the Agent such repairs are necessary to protect the premises from damage or to maintain services to the tenants as called for in their leases.

                  (c) To hire, discharge and supervise all labor and employees required for the operation and maintenance of the premises, it being agreed that all employees shall be deemed employees of the Owner and not the Agent, and that the Agent may perform any of its duties through Owner's attorneys, agents or employees and shall not be responsible for their acts, defaults or negligence if reasonable care has been exercised in their appointment and retention. The Owner further agrees that while Agent shall be exclusively and directly responsible for management and direction of all labor and employees, Owner shall be solely responsible for payment of all compensation and other benefits for employees.

                  (d) To make contracts for electricity, water, telephone, trash removal, lawn care and other services or such of them as the Agent shall deem advisable in the name of and for the account of Owner.

                  (e) Where the premises are adjacent to one or more apartment complexes which are or were managed by Agent as if all such properties are together one apartment complex, to allocate any commonly shared expenses among such properties as Agent may elect, in a fair and equitable manner.

                  (f) If requested by Agent, Owner shall provide an apartment to the Resident Manager of the premise or an on-site rental office, or both, at a discount from market rate.

         4.       The Owner and Agent further agree that:

                  (a) (i) Owner shall indemnify and hold the Agent harmless from all loss, damage, costs and actions in connection with the management of the premises or from liability from injury suffered by any employee or other person whomsoever, and in connection therewith, to carry at its own expense, necessary property damage, public liability and worker's compensation insurance adequate to protect the interests of the parties hereto, which policies shall be so written as to protect the Owner, and will name the Agent as co-insured. Owner's indemnification of Agent as provided herein shall survive the expiration or earlier termination of this Agreement.

                        (ii) The Agent, shall not be liable for any error of
                  judgment or for any mistake of fact or law, or for anything which it may do or refrain from doing hereafter, except in cases of willful misconduct or gross negligence.

                  (b) The Agent is hereby instructed and authorized to pay mortgage indebtedness, real estate and personal property and employee taxes special assessments and similar indebtedness, as well as all amounts for budgeted items and the Agent is hereby directed to accrue and pay for same from the Owner's funds. Owner shall notify Agent in writing if Owner wishes Agent to pay any item not contained in the agreed budget or an amount in excess of such budgeted amount.

                  (c)      Owner shall pay the Agent the following fees:

                         (i) A MANAGEMENT FEE of 5% of gross receipts.

                        (ii) A BOOKKEEPING FEE for general bookkeeping,
                  recording of receipts and disbursements, check writing and bank account reconciliations, preparation of monthly statements of cash receipts and disbursements, payroll tax return filings and other required bookkeeping functions, $300.00 per month.

                       (iii) A PERFORMANCE FEE of $2.00 per apartment ($90.00
                  per month) for each month in which the Agent collects not less than 96% of the potential gross revenue by the end of such month. Model apartments, the on-site office and Resident Manager apartments, shall be considered included in the collected gross revenue at their current market value for purposes of determining the percentage collected.

                           Agent may, at its option, from time to time (but not
                  more often than annually) adjust the compensation provided for above, in order to reflect any increase in the cost of living index from the date of this agreement through the date of such adjustment. Any such adjustment shall be effective on a prospective basis, only.

                           The Owner agrees that payments due to the Agent under
                  item (i), (ii) and (iii) above, can and shall be deducted from collected rental receipts.

                  (d) Agent shall have the authority to establish rent levels and implement rent changes deemed by it to be in the best interests of the premises. Agent shall notify Owner of any rent changes.

                  (e) The relationship between Owner and Agent shall be one of principal and Agent. Furthermore, Agent shall in no event be required to advance its funds to or for the benefit of Owner or for the operation of the premises.

                  (f) Other Items of Mutual Agreement:

         ____________________________________________________________________

         ____________________________________________________________________

         ____________________________________________________________________

                  (g) Agent may terminate this Agreement at any time without liability therefore upon 30 days prior written notice to Owner. This agreement may be terminated by Owner without cause, prior to the expiration of its stated term, upon the payment to Agent of an amount equal to sixty (60) times the monthly management fee payable to Agent for the first month under this Agreement, reduced by all management fees paid to Agent hereunder.

         5. All notices or reports hereunder shall be sent by regular mail, overnight delivery service or by telecopier as follows:

                  If to Agent:

                  CARDINAL APARTMENT MANAGEMENT GROUP, INC.
                  2255 Kimberly Parkway East
                  Columbus, OH 43232

                  Attention: ______________________
                  Telecopier # ____________________

                  If to Owner:

                  ---------------------------------
                  2255 Kimberly Parkway East
                  Columbus, OH 43232

                  Attention: ______________________
                  Telecopier #_____________________

         6. The Owner further agrees and understands that upon termination of the Agreement, it shall pay and honor all debts and agreements entered into on its behalf by the Agent in good faith during the period of this Agreement.

         7. This agreement shall be binding upon the successors and assigns of the Agent, and the heirs, administrators, executors, successors and assigns of the Owner. This Agreement supersedes all prior written agreements between the parties hereto relating to the management of the premises. This Agreement may only be modified by a writing between the parties hereto. This Agreement has been entered into in the State of Ohio and shall be governed and construed in accordance with the laws of such State regardless of where the premises are located.

         IN WITNESS WHEREOF, the parties hereto have affixed or caused to be affixed in their respective signatures the date first above written.


         OWNER:              ---------------------------------------------------

                             --------------------------------------------------

                             By:      Cardinal Industries, Inc.
                                      General Partner

                             By:
                                 -----------------------------------------------
                             Its:
                                 -----------------------------------------------



         AGENT:              CARDINAL APARTMENT MANAGEMENT GROUP, INC.

                             By:
                                 -----------------------------------------------


                             Its:
                                 -----------------------------------------------